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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-113762) pertaining to the 2001 Founders' Stock Option Plan and the 2004 Long-term Incentive Plan of TNS, Inc., of our report dated February 4, 2005, with respect to the consolidated financial statements and schedule of TNS, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

                      /s/ Ernst & Young LLP

McLean, Virginia
March 30, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM